UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 12, 2012

BAZAARVOICE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35433	20-2908277
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3900 N. Capital of Texas Highway, Suite 300

Austin, Texas 78746-3211

(Address of principal executive offices, including zip code)

(512) 551-6000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On June 12, 2012, Bazaarvoice, Inc. (“Bazaarvoice”) acquired PowerReviews, Inc., a Delaware corporation (“PowerReviews”), pursuant to an agreement and plan of merger dated May 24, 2012 by and among Bazaarvoice, PowerReviews, Peloton Acquisition Corp., a newly-formed Delaware corporation and wholly owned subsidiary of Bazaarvoice (“Merger Sub I”), Peloton Acquisition LLC, a newly-formed Delaware limited liability company and wholly owned subsidiary of Bazaarvoice (“Merger Sub II”), Shareholder Representative Services LLC, a Colorado limited liability company, as representative of the equityholders of PowerReviews (the “PowerReviews Equityholders”) and U.S. Bank, National Association, as escrow agent. Pursuant to the Merger Agreement, Merger Sub I merged with and into PowerReviews, with PowerReviews continuing as the surviving corporation and a wholly owned subsidiary of Bazaarvoice, and PowerReviews will merge with and into Merger Sub II, with Merger Sub II continuing as the surviving limited liability company and a wholly owned subsidiary of Bazaarvoice, under the name PowerReviews, LLC.

Pursuant to the Merger Agreement, Bazaarvoice paid approximately $31.0 million in cash, issued approximately 6.4 million shares of common stock and assumed vested and unvested options to purchase the common stock of PowerReviews equivalent to approximately 1.6 million options to purchase the common stock of Bazaarvoice. At the closing share price on June 12, 2012, the value of the transaction is approximately $168.2 million, including the assumption of vested and unvested options but excluding the potential cash proceeds that may arise from the exercise of assumed options. Bazaarvoice deposited 941,810 shares of Bazaarvoice common stock issued in the transaction into an escrow account to serve as security for the benefit of Bazaarvoice and its affiliates against the indemnification obligations of the PowerReviews Equityholders. Subject to any indemnification claims made on the escrow account, the escrow amount will be released to the PowerReviews stockholders and certain officers of PowerReviews one year after closing.

Item 7.01. Regulation FD Disclosure.

On June 12, 2012, Bazaarvoice issued a press release announcing the acquisition of PowerReviews. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements for Businesses Acquired.

The financial statements required by this item are not included in this filing. The required financial statements will be filed not later than 71 calendar days after the date that this Current Report on Form 8-K was required to be filed.

(b) Pro Forma Financial Information.

The pro forma financial information required by this item is not included in this filing. The required pro forma financial information will be filed not later than 71 calendar days after the date that this Current Report on Form 8-K was required to be filed.

(d) Exhibits.

Exhibit No.	Description

99.1	Bazaarvoice, Inc. Press Release dated June 12, 2012

The information furnished in this Current Report under Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities of Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAZAARVOICE, INC.

	By:	/s/ Bryan C. Barksdale
Bryan C. Barksdale General Counsel and Secretary
Date: June 12, 2012

EXHIBIT INDEX

Exhibit No.	Description

99.1	Bazaarvoice, Inc. Press Release dated June 12, 2012